Exhibit 99.6

STANDARD PACIFIC CORP.

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, dealer or other nominee holder of rights (“Rights”) to purchase shares of common stock (“Common Stock”) of Standard Pacific Corp. (the “Company”), pursuant to the Rights Offering described and provided for in the Company’s prospectus supplement dated August 4, 2008 and accompanying prospectus (collectively, the “Prospectus”), hereby certifies to the Company and to Mellon Bank N.A., as Subscription Agent for such Rights Offering, that the undersigned has subscribed for, on behalf of beneficial owners of Rights (which may include the undersigned), the number of shares of Common Stock specified below, upon the terms and conditions described in the Prospectus (without identifying any such beneficial owner):

Beneficial Holder of Rights	Number of Shares of Common Stock Owned on the Record Date, if any	Total Rights Exercised	Number of Shares of Common Stock Elected to Purchase Upon Exercise of Rights

1.

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10.

Provide the following information if applicable:

Name and Address of Nominee Holder
Depository Trust Company (“DTC”) Participant Number
By:
Name: Title:
DTC Participant Name	Dated: , 2008

DTC Subscription Confirmation Number(s)